                                                                    EXHIBIT 23.7


              [LETTERHEAD OF CAWLEY GILLESPIE & ASSOCIATES, INC.]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent oil and gas consultants, Cawley Gillespie & Associates, Inc. hereby consents to the incorporation by reference of our report letter to Magnum Hunter Resources, Inc., a Nevada corporation ("Magnum"), dated April 5, 2002, regarding the estimated reserves, future production and income attributable to certain leasehold and royalty interests of Magnum as of December 31, 2001, and of our report letter dated April 18, 2001, regarding the estimated reserves, future production and income attributable to certain leasehold and royalty interests of Magnum as of December 31, 2000 in this Registration Statement on Form S-3 (the "Registration Statement") of Magnum, to all references to Cawley Gillespie & Associates, Inc. in this Registration Statement and to the reference to our firm as engineers in the Registration Statement.


/s/ Cawley Gillespie & Associates, Inc.
Cawley Gillespie & Associates, Inc.
Fort Worth, Texas
July 10, 2002